UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  September 30, 2005

Greens Worldwide Incorporated

(Exact name of registrant as specified in its charter)

Arizona

000-25025

86-0718104

 (State or other jurisdiction of

      (Commission File Number)

(IRA Employer Identification No.)

              incorporation)

346 Woodland Church Road, Hertford, NC  27944

(Address of principal executive offices)

Registrant's telephone number, including area code:  252-264-2064

Item 1.01  Entry into a Material Definitive Agreement

On September 30, 2005, the Company’s wholly owned subsidiary, US Pro Golf Tour, Inc. (“Company”) entered into Memorandum of Agreement with Digital Imaging Resources, Inc. (DGIR) and SwingStation, Inc. Per the terms of the Agreement, DGIR/SwingStation shall be designated as Pro Am Presenting Title Sponsor for the USPGT Tour Championship Bear’s Best Celebrity Pro Am November 10, 2005 at Bear’s Best in Atlanta, Georgia  Company is to receive 500,000 shares of DGIR restricted common stock while DGIR shall receive benefits under the sponsorship as listed in the attached Exhibit 10.1.  Company agreed to purchase a minimum of two SwingStation units to utilize at US Pro Golf Tour events and was granted an option to purchase a third unit.

Item 2.01  Completion of Acquisition or Disposition of Assets

On September 30, 2005 the Company entered into the Memorandum of Agrement attached as Exhibit 10.1.

EXHIBITS

Exhibit Number	Description
10.1	Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greens Worldwide Incorporated

Date:  October 3, 2005

/s/ R. Thomas Kidd

President & CEO

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